Exhibit 99.1

News Release

TranSwitch Corporation Announces the Appointment of Theodore Chung

as Interim Chief Financial Officer

Fourth quarter 2006 earnings conference call set for January 24, 2007

SHELTON, CT – January 16, 2007 – TranSwitch® Corporation (NASDAQ: TXCC), a leading provider of carrier-class semiconductor solutions for the converging voice, data and video network, today announced that it is appointing Theodore (Ted) Chung as the interim chief financial officer effective Friday, January 12, 2007. The Company has commenced a search for a full-time chief financial officer.

TranSwitch also announced that Theodore Quinlan, who joined the Corporation as vice president of Finance and Controller on October 19, 2006, resigned from that role effective Monday, January 15, 2007. He will remain on an interim basis as a temporary employee in the accounting function.

“Ted Quinlan stepped into the role of vice president of Finance and Controller during a period of transition, and I would like to extend my sincere thanks for his contribution to the Company,” stated Dr. Santanu Das, president and chief executive officer of TranSwitch Corporation.

“Ted Chung joined TranSwitch Corporation in 2001 as director, Business Development and was recently promoted to the position of vice president, Business Development, a position he will retain. Before joining TranSwitch, he held the position of director, Business Development from 2000 to 2001 with Lydstrom, Inc., a maker of Internet-enabled set-top boxes. From 1997 to 2000, Ted was with Fahnestock & Co in New York where he worked in Structured Finance both as an associate and later as a vice president. Ted earned a Juris Doctor (J.D.) degree from Columbia Law School in New York City, and a Bachelor of Arts Degree, magna cum laude, in Economics from Columbia University, New York City,” concluded Dr. Das.

The Company will be releasing its financial results for the fourth quarter, 2006 on January 24, 2007 at approximately 4:15 p.m. Eastern time. A conference call to discuss these results

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TranSwitch Corporation Announces the Appointment of Theodore Chung as Interim CFO – page 2 will be conducted by Dr. Santanu Das, president and chief executive officer, and Ted Chung, interim chief financial officer, for analysts and investors on that day beginning at 5:30 p.m. Eastern time.

To listen to the live call, investors can dial 719-457-2692 and reference confirmation code: 9456160. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through February 7, 2007. To access the replay, dial 719-457-0820 and enter confirmation code: 9456160. Investors can also access an audio webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

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Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with acquiring new businesses; of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Ted Chung, Interim CFO

TranSwitch Corporation

3 Enterprise Dr.

Shelton, CT 06484

203.929.8810 X2004

E-mail: tchung@transwitch.com